EX-23

          2







                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



G. BRAD BECKSTEAD
Certified Public Accountant
330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
888.483.3827





February 14, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of February 14, 2001, on the Financial Statements of Newsearch, Inc. from the inception date of December 3, 1999 through December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,



G. Brad Beckstead, CPA
Las Vegas, Nevada
February 14, 2001